Exhibit 5.1

LUCOSKY BROOKMAN LLP
May 17, 2023	101 Wood Avenue South 5th floor Woodbridge, NJ 08830 T - (732) 395-4400 F - (732) 395-4401
Modular Medical, Inc. 10740 Thornmint Road San Diego, California 92127	111 Broadway Suite 807 New York, NY 10006
T - (212) 332-8160 F - (212) 332-8161

www.lucbro.com

Re:	Registration Statement on Form S-1 (File No. 333-271413)

Ladies and Gentlemen:

We have acted as counsel to you, Modular Medical, Inc., a Nevada corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) (File No. 333-271413) (the “Registration Statement”) with respect to (i) 4,408,450 Units (the “Units”), with each Unit consisting of two shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and one warrant to purchase one share of Common Stock (the “Warrant”) at an exercise price equal to 120% of the public offering price of the Units; (ii) up to 4,408,450 shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”); (iii) up to 1,322,534 shares of Common Stock, purchased pursuant to over allotments, if any (the “Over Allotment Shares”); (iv) up to 317,460 Warrants to purchase 661,267 shares of Common Stock, issued pursuant to over-allotments, if any (the “Over-Allotment Warrants”); (v) up to 661,267 shares of Common Stock underlying the Over-Allotment Warrants (the “Underlying Over-Allotment Warrant Shares”); (vi) up to 617,183 warrants to purchase 617,183 shares of Common Stock, issued to the representative of the underwriter (the “Representative Warrants”); and (vii) up to 617,183 shares of Common Stock underlying the Representative Warrants (the “Representative Warrant Shares”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (a) Articles of Incorporation of the Company, as amended to date, (b) Bylaws of the Company, as amended to date, and (c) the Registration Statement and all exhibits thereto. In addition to the foregoing, we also have relied as to matters of fact upon the representations made by the Company and its representatives and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photostatic copies.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that: (i) the shares of Common Stock included in the Units, when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable; (ii) the Warrants included in the Units, when issued as set forth in the Registration Statement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; (iii) the Warrant Shares, when issued upon exercise of the Warrants against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable; (iv) the Units, when issued against payment thereof as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable, and will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; (v) the Over-Allotment Shares, when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable; (vi) the Over-Allotment Warrants, when issued as set forth in the Registration Statement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; (vii) the Underlying Over-Allotment Warrant Shares when issued upon exercise of the Over-Allotment Warrants against payment therefor as set forth in the Registration Statement will be validly issued, fully paid and non-assessable; (viii) the Representative Warrants, when issued as set forth in the Registration Statement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and (ix) the Underlying Representative Warrant Shares when issued upon exercise of the Representative Warrants against payment therefor as set forth in the Registration Statement will be validly issued, fully paid and non-assessable

Our opinion is limited to the federal laws of the United States and Chapter 78 of the Nevada Revised Statutes. We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. This opinion letter is limited to the laws in effect as of the date the Registration Statement is declared effective by the Commission and is provided exclusively in connection with the public offering contemplated by the Registration Statement.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior writ ten consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name as it appears in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very Truly Yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP